Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of LCNB Corp. on Form S-4 of our report dated March 15, 2023 with respect to our audit of the financial statements of LCNB Corp. as of December 31, 2022, which is part of this Registration Statement.  We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/ Plante & Moran, PLLC

Auburn Hills, MI

August 10, 2023